Exhibit 10.2

EVALUATION, OPTION AND LICENSE AGREEMENT

This Evaluation, Option and License Agreement (the “Agreement”) is effective as of April 28, 2017 [/s/ YH] (the “Effective Date”) by and among IDEAYA BIOSCIENCES, INC., a Delaware corporation located at 280 Utah Avenue, Suite 250, South San Francisco CA 94080, U.S. (“Ideaya”), and CANCER RESEARCH TECHNOLOGY LTD., a company registered in England & Wales under number 1626049 and located at the Angel Building, 407 St John Street, London EC1V 4AD, England (“CRT”), and UNIVERSITY OF MANCHESTER, a public research university located at Oxford Road, Manchester M13 9PL, England (“Manchester”) (with CRT and Manchester, collectively, “Institute”). Ideaya, CRT, Manchester and Institute are referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. [***]

B. Ideaya is a biotechnology company with expertise in medicinal chemistry.

C. Ideaya and Institute desire to enter into an agreement under which CRT grants to Ideaya evaluation rights and options to certain technology and intellectual property rights controlled by CRT arising out of or relating to Manchester PARG program.

D. In addition to its said evaluation work, Ideaya shall further develop the PARG program by applying is medicinal chemistry expertise to develop the small molecule compounds that the program has generated.

E. If Ideaya fails or chooses not to exercise its option rights in respect of the technology and intellectual property then CRT shall have the exclusive rights to develop and commercialize the same.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the following meanings set forth in this Article 1, or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

1.1 “Affiliate” means, with respect to a Party, any Person that now or hereinafter controls, is controlled by or is under common control with such Party. For the purposes of the definition in this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting stock of such Person, by contract or otherwise.

1.2 “Applicable Law” means all applicable laws, rules, and regulations operational for a Party’s conduct of the activities agreed in this Agreement, including: (a) any rules, regulations, guidelines or other requirements of Regulatory Authorities; and (b) the OECD Convention Against Bribery of Foreign Public Officials in International Business Transactions, legislation implementing such Convention or the U.S. Foreign Corrupt Practices Act, and any other international anti-bribery convention or any other local anti-corruption and bribery law, in each case that may be in effect from time to time in any relevant legal jurisdiction in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

1.3 “Business Day” means any day other than a Saturday, Sunday or other day that is a recognized national holiday in the U.S. or England or that is a day that commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, San Francisco, CA or London, England.

1.4 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5 “Calendar Year” means: (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2017; (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31; and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.6 “Commercialize” means to promote, market, import, export, distribute, sell (and offer for sale or contract to sell) or provide product support for a Licensed Product.

1.7 “Compendia Listing” means a listing of a Licensed Product for use in an Indication in the United States that is supported by a citation in at least one of the following authoritative drug reference books (or in another similar authoritative drug reference book), in each case that is relied on by Third Party payors in authorizing reimbursement for such Licensed Product for such Indication: (a) the American Society of Health-System Pharmacists’ American Hospital Formulary Service; (b) the U.S. Pharmacopoeia Drug Information; or (c) the National Comprehensive Cancer Network Clinical Practice Guidelines in Oncology.

1.8 “Confidential Information” has the meaning set forth in Section 9.1.

1.9 “Control” means, with respect to any physical material, Know-How or intellectual property right (including Patents), that a Party owns or has a license to, the ability to grant to another Party access, a license or a sublicense (as applicable) to such physical material, Know-How or intellectual property right for the purpose provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

1.10 “CRT Background IP” means any Patents and Know-How that: (a) are Controlled by CRT or its Affiliates as of the Effective Date or during the performance of the Research Plan; and (b) were or have been discovered at the CRUK Drug Discovery Unit at Manchester; and (c) relate specifically to PARG and are necessary or reasonably useful for Ideaya to perform its obligations under the Research Plan. For clarity, CRT Background IP includes the Patents and Know-How identified on Exhibit A.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

1.11 “Development” means, with respect to a Licensed Product, those activities, including clinical trials and related regulatory activities, that are necessary or useful to: (a) obtain the approval by the applicable Regulatory Authorities of the Regulatory Approval Application with respect to such Licensed Product in the applicable regulatory jurisdiction, whether alone or for use together, or in combination, with another active agent or therapeutic product; (b) maintain such approvals; or (c) obtain or maintain Compendia Listings with respect to such Licensed Product. To avoid confusion, Development does not include the conduct of Research or Phase IV Clinical Trials.

1.12 “Disputed Matter” has the meaning set forth in Section 13.1(a).

1.13 “EMA” means the European Medicines Agency, and any successor thereto.

1.14 “Executive Officers” means: (a) in the case of Institute, the Director of Business Development and the Director of the CRUK Manchester Institute, or that officer’s designee; and (b) in the case of Ideaya, the Chief Executive Officer, or that officer’s designee.

1.15 “FDA” means the U.S. Food and Drug Administration, and any successor thereto.

1.16 “Field” means all therapeutic uses in any species.

1.17 “First Commercial Sale” means, for each Licensed Product in each country, the first arm’s-length sale to a Third Party for use in such country after Regulatory Approval of such Licensed Product in such country. A First Commercial Sale will not include any Licensed Product supplied for use in clinical trials, for research or for other non-commercial uses, or as part of a compassionate use program (or other program for providing Licensed Product before it has received Regulatory Approval in a country).

1.18 “Force Majeure” has the meaning set forth in Section 13.6.

1.19 “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.20 “GLP” means the principles and guidelines for good laboratory practice as set out in: (a) the UK Statutory Instrument 1999 No. 3106, The Good Laboratory Practice Regulations 1999, as amended; (b) Title 21 of the United States Code of Federal Regulations part 58 as may be supplemented or amended from time to time; (c) in all guidance published by the European Commission and/or US Food and Drug Administration pursuant to such legislation from time to time; and (d) other legislation relating to good laboratory practice applicable in the countries where the Research Plan is being conducted.

1.21 “[***]” has the meaning set forth in Section 13.1(b).

1.22 “Ideaya Indemnitee” has the meaning set forth in Section 12.2.

1.23 “Ideaya Project IP” means any Patents and Know-How that: (a) are Controlled by Ideaya or its Affiliates during the Term; and (b) cover or claim Inventions that are conceived or made in the performance of the Research Plan during the Research Term (and that are not Joint Inventions).

1.24 “IND” means an investigational new drug application submitted to the FDA in conformance with Applicable Law, or the international equivalent of any such application in another country.

1.25 “Indication” means a broad disease classification block, such as, by way of example, oncologic diseases, immunological diseases or metabolic diseases.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

1.26 “Indemnitee” has the meaning set forth in Section 12.3.

1.27 “Insolvent Party” has the meaning set forth in Section 10.2(b).

1.28 “Institute Indemnitee” has the meaning set forth in Section 12.1.

1.29 “Invention” means any and all inventions that are conceived or made by, or on behalf of, a Party or its Affiliates in the performance of its obligations, or the exercise of its rights, under this Agreement.

1.30 “Joint Invention” means any Invention conceived or made jointly by or on behalf of the employee(s), contractor(s) or agent(s) of two (2) or more Parties (or their Affiliates).

1.31 “Joint Invention Patents” has the meaning set forth in Section 8.1(b).

1.32 “JRC” has the meaning set forth in Section 4.1(a).

1.33 “Know-How” means scientific and technical information, materials, results and data, in any tangible or intangible form, including, preclinical data, clinical trial data, databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical materials, test data, analytical and quality control data, stability data, studies and procedures. For clarity, Know-How does not include any Patents.

1.34 “Liaison” has the meaning set forth in Section 4.2(a).

1.35 “Licensed Product” means any pharmaceutical preparation that: (a) incorporates a PARG Inhibitor [***]), either alone or in combination with another active ingredient(s); and (b) is covered or claimed by a Valid Claim of a Patent that is part of the Product IP (whether during or after the Research Term) or in the case that the Patent has expired or is no longer valid, the [***] anniversary of the First Commercial Sale of the Licensed Product.

1.36 “Losses” has the meaning set forth in Section 12.1.

1.37 “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, inspection, receiving, holding and shipping of Licensed Products, or any raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, clinical manufacture, commercial manufacture, stability and release testing, quality assurance and quality control.

1.38 “NDA” means a new drug application submitted to the FDA in conformance with Applicable Law, or the international equivalent of such application in another country.

1.39 “Net Sales” means the gross amount received by Ideaya (or its Affiliate, licensee or Sublicensee) for sales of a Licensed Product to a Third Party purchaser, less the following to the extent included in such invoice or otherwise actually allowed or incurred with respect to such sales: (a) discounts, including cash, trade and quantity discounts, price reduction programs, retroactive price adjustments with respect to sales of a Licensed Product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

agencies, purchasers and reimbursers) or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (b) credits or allowances for rejections or returns of Licensed Products, including for recalls or damaged goods; (c) freight, postage, shipping and insurance charges for delivery of Licensed Products, to the extent billed; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of a Licensed Product; (e) costs due to the factoring of receivables; and (f) taxes, duties or other governmental charges levied on, absorbed or otherwise imposed on sale of Licensed Products, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller; in each case, only if the foregoing deductions are calculated in accordance with GAAP.

If Ideaya, after reasonable efforts, cannot calculate accurately the Net Sales of a licensee or Sublicensee in a particular country, the Parties will meet and negotiate in good faith an appropriate means for calculating Net Sales in such a situation.

For sake of clarity and avoidance of doubt, sales on an arm’s length basis by Ideaya (or its Affiliate, licensee or Sublicensee) of a Licensed Product to a Third Party distributor of such Licensed Product in a given country will be considered a sale to a Third Party purchaser. Any Licensed Products that are: used (but not sold for consideration) for promotional or advertising purposes (including free samples); used for clinical or other research purposes; or supplied as part of a compassionate use program (or other program for providing Licensed Product before it has received Regulatory Approval in a country), will in each case not be considered in determining Net Sales hereunder.

If a Licensed Product is sold as a combined product or service, Net Sales, for purposes of determining royalty payments on such Licensed Product, will be calculated by multiplying the Net Sales of the combined product or service by the fraction A/A+B, in which A is the gross selling price (in the applicable country) of the Licensed Product portion of combined product or service when such Licensed Product is sold separately during the applicable accounting period in which the sales of the combined product were made, and B is the gross selling price (in the applicable country) of the other products or services, as the case may be, of the combined product and/or service sold separately during the accounting period in question. All gross selling prices of the components of the combined product or service will be calculated as the average gross selling price of the components during the applicable accounting period for which the Net Sales are being calculated.

In any country, if no separate sale of either such above-designated Licensed Product or such above designated elements of the end-user product and/or service are made during the accounting period in which the sale was made, or if gross retail selling price for an active functional element, component or service, as the case may be, cannot be determined for an accounting period, Net Sales allocable to the Licensed Product in each such country will be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, on a country-by-country basis, variations in potency, the relative contribution of each active agent, component or service, as the case may be, in the combination, and relative value to the end user of each active agent, component or service, as the case may be.

1.40 “Option” has the meaning set forth in Section 2.1.

1.41 “Option Exercise Date” has the meaning described in Section 2.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

1.42 “Option Period” has the meaning described in Section 2.1.

1.43 “PARG” means: [***] poly ADP-ribose glycohydrase [***]; and [***].

1.44 “PARG Inhibitor” means any small molecule that: (a) binds and inhibits PARG; and (b) is covered or claimed by, or developed using any part of, the Product IP.

1.45 “Patent” means any patent application or granted patent or similar or equivalent form of protection anywhere in the world, including utility model and design patents and certificates of invention and all provisionals, non-provisionals, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, additions, and/or supplementary protection certificates.

1.46 “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.47 “Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish that a therapeutic product is reasonably safe for continued testing and to support its continued testing in Phase II Clinical Trials. A “Phase I Clinical Trial” will include any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(a) and Medicines for Human Use (Clinical Trials) Regulations 2004.

1.48 “Phase II Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects that have the targeted disease of interest to investigate the safety and efficacy of a therapeutic product for its intended use and to define warnings, precautions, and adverse reactions that may be associated with such therapeutic product in the dosage range to be prescribed. A “Phase II Clinical Trial” will include any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(b) and Medicines for Human Use (Clinical Trials) Regulations 2004.

1.49 “Phase III Clinical Trial” means any clinical study intended as a pivotal study for purposes of seeking Regulatory Approval that is conducted on sufficient numbers of human subjects to establish that a therapeutic product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with such therapeutic product in the dosage range to be prescribed, and to support Regulatory Approval of such therapeutic product or label expansion of such therapeutic product. A “Phase III Clinical Trial” will include any clinical trial that would or does satisfy requirements of 21 C.F.R. § 312.21(c), and Medicines for Human Use (Clinical Trials) Regulations 2004, whether or not it is designated a Phase III Clinical Trial.

1.50 “Phase IV Clinical Trial” means clinical study of a therapeutic product on human subjects commenced after receipt of Regulatory Approval of such therapeutic product for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, or to support the marketing of such therapeutic product, and not for the purpose of obtaining initial Regulatory Approval of a therapeutic product.

1.51 “Post-Project Ideaya Patents” means: solely if Ideaya exercises the Option, any Sole Invention Patents that: (i) are not within the Ideaya Project IP but which are derived from or incorporate CRT Background IP and/or Ideaya Project IP and/or Joint Inventions; and (ii) cover or claim Inventions that cover the composition of matter of, manufacturing processes (including intermediates) or formulations of, or methods of using Licensed Products. Post-Project Ideaya

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Patents do not include any Patents that: (x) are owned or controlled by a Third Party who becomes a successor-in-interest to Ideaya (whether by merger, acquisition, share purchase, asset purchase or other transaction); and (y) either: (I) exist as of the date that such Third Party became Ideaya’s successor-in-interest; or (II) exist after the effective date that such Third Party became Ideaya’s successor-in-interest and were conceived or made outside the course of conducting Ideaya’s activities under this Agreement during the Research Term.

1.52 “Pounds” or “£” means the legal tender of England.

1.53 “Product IP” means together CRT Background IP, Ideaya Project IP, Joint Invention Patents and Post-Project Ideaya Patents.

1.54 “Prior CDA” has the meaning set forth in Section 9.4.

1.55 “Reasonable Efforts” in relation to Party and activity means the efforts that a company in the same industry sector, of comparable value, business model and resources as the Party would expend in pursuing that activity (as of the time such efforts would be expended) having regard to the market potential, profit potential and anticipated benefits and duration of the benefits, strategic value and stage of development, and taking into account all other relevant factors (based on all facts and circumstances existing as of the time such efforts or resources would be used).

1.56 “Regulatory Approval” means any and all approvals (including Regulatory Approval Applications, supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals, where applicable), licenses, registrations or authorizations of any Regulatory Authority that are necessary for the manufacture, distribution, use or sale of a Licensed Product in a regulatory jurisdiction.

1.57 “Regulatory Approval Application” means: (a) in the United States, an NDA (or a supplemental NDA for following Indications); and (b) in another country or regulatory jurisdiction, an equivalent application for regulatory approval required before commercial sale or use of a Licensed Product (or with respect to a subsequent Indication) in such country or regulatory jurisdiction.

1.58 “Regulatory Authority” means the applicable national (e.g., the FDA and MHRA), supra-national (e.g., the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity that, in each case, governs the approval of pharmaceutical and healthcare products in such applicable regulatory jurisdiction.

1.59 “Regulatory Data” has the meaning set forth in Section 7.1.

1.60 “Research” means any non-clinical research conducted on PARG Inhibitors, including the following activities: (a) identifying and evaluating molecules as potential Licensed Products; (b) conducting a lead optimization program to optimize such potential Licensed Products (including the conduct of [***]); and (c) conducting preclinical development on such Licensed Products to prepare them for IND submission (including the conduct of toxicological studies, and related bioanalytical and pharmacokinetic activities). To avoid confusion, Research excludes the conduct of Development.

1.61 “Research Field” means the Research of PARG Inhibitors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

1.62 “Research Plan” means the document attached as Exhibit B.

1.63 “Research Term” means the period beginning on the Effective Date and ending on the second (2nd) anniversary thereof, unless extended by the mutual written agreement of the Parties.

1.64 “Royalty Term” has the meaning set forth in Section 3.5.

1.65 “Rules” has the meaning set forth in Section 13.1(b).

1.66 “Sole Invention” means any Invention conceived or made solely by or on behalf of a Party (or its Affiliate) and its employees, contractors and/or agents.

1.67 “Sole Invention Patents” has the meaning set forth in Section 8.1(b).

1.68 “Sublicensee” includes each sublicensee at whichever tier of sublicensing unless expressly stated otherwise.

1.69 “Sublicense Revenue” means any cash consideration (including milestone payments, but only to the extent such milestone payments exceed the milestone payments set forth in Section 3.2(a)), and the cash equivalent of all other consideration (including stocks, shares and any other form of non-cash consideration), due to a Party for a sublicense (if such Party is Ideaya) or a license (if such Party is CRT) of Product IP to a Third Party, excluding: (a) amounts paid for equity of Ideaya or CRT (as applicable), up to its fair market value; (b) debt financing of Ideaya or CRT (as applicable) by such Third Party; (c) payments or reimbursements for Research, Development or Commercialization services that are undertaken by Ideaya or Institute (as applicable) for products or services; (d) payments or reimbursements to Ideaya or CRT (as applicable) for Patent expenses related to products or services; (e) payments for the supply of products or materials used in performance of services; (f) amounts received by Ideaya or CRT (as applicable) from a Third Party in consideration for intellectual property rights that are not Product IP; (g) payments received on sales of products (including without limitation Licensed Products) or services (whether royalties, profit-share payments or otherwise); or (h) payments on the sale of Ideaya or CRT (as applicable).

1.70 “Subsequent Termination Notice” has the meaning set forth in Section 10.2(a).

1.71 “Term” has the meaning set forth in Section 10.1.

1.72 “Territory” means the world.

1.73 “Third Party” means any Person other than: (a) Institute; (b) Ideaya; or (c) an Affiliate of either Party.

1.74 “Tobacco Party” means any Person with a business of making, distributing or selling tobacco products or who makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products or an Affiliate of such Person.

1.75 “Transferred Technology” means: (a) copies of all tangible recordings or embodiments of Know-How that is part of CRT Background IP and Controlled by CRT, including (to the extent that they form part of the CRT Background IP) without limitation all materials, preclinical or clinical data, databases, designs, assays, protocols, synthetic methodologies, analytical systems, reports, internal notes or memorandum and documentation relating to the Research,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Manufacturing or Development of the Licensed Products that is Controlled by CRT; and (b) copies of all Patent files associated with the CRT Background IP, including without limitation the complete texts of all patents and patent applications and copies of all office actions, office action responses and other official communications received from, or filed with, all relevant patent offices by CRT.

1.76 “United States” or “U.S.” means the United States of America, and its territories, districts and possessions.

1.77 “Valid Claim” means a claim in a Patent application or an issued Patent that is part of the Product IP and that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement of the Parties.

2.	OPTION AND LICENSES

2.1 Option Grant and Option Period. CRT hereby grants to Ideaya during the Option Period a first and exclusive option to obtain the licenses described in Section 2.4(b) (the “Option”). The “Option Period” will: (a) start on the Effective Date; and (b) end on the first to occur of the following: (i) the end of the Research Term; or (ii) the completion of the IND-enabling GLP-toxicology studies on a PARG Inhibitor.

2.2 Option Exercise. During the Option Period, Ideaya may exercise the Option by: (a) so notifying CRT in writing; and (b) paying the license fee described in Section 3.1(b). The date that Ideaya exercises the Option shall the “Option Exercise Date”.

2.3 Exclusivity. Subject to Institute’s retained rights under Section 2.6: (a) no Party shall undertake a drug discovery program in the Research Field during the Research Term (except for the conduct of the Research Plan under this Agreement); and (b) no Party shall grant any Third Party any rights or licenses under its Background IP or Ideaya Project IP as the case may be during the Option Period.

2.4 Licenses to Ideaya.

(a) Research License.

(i) Subject to the terms and conditions of this Agreement (including Section 2.6), CRT hereby grants to Ideaya a non-exclusive, sublicensable, non-transferable, royalty-free license under CRT Background IP and CRT’s interest in any Joint Invention Patents to conduct Ideaya’s responsibilities under the Research Plan during the Research Term.

(ii) Subject to the terms and conditions of this Agreement (including Section 2.6), Ideaya hereby grants to Manchester a non-exclusive, sublicensable, non-transferable, royalty-free license under Ideaya Project IP and Ideaya’s interest in any Joint Invention Patents to conduct Manchester’s responsibilities under the Research Plan during the Research Term.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b) License After Option Exercise. If Ideaya exercises its Option, then, subject to the terms and conditions of this Agreement (including Section 2.6):

(i) CRT hereby grants to Ideaya an exclusive, sublicensable, transferable, royalty-bearing license under the CRT Background IP and CRT’s interest in any Joint Invention Patents to Research, Develop, Manufacture, use, sell, offer for sale, have sold, distribute, import, export and otherwise Commercialize Licensed Products in the Field in the Territory.

(ii) CRT hereby grants to Ideaya a non-exclusive, sublicensable, transferable, royalty-free license under the DDU FTO Patents (defined below) to Research, Develop, Manufacture, use, sell, offer for sale, have sold, distribute, import, export and otherwise Commercialize Licensed Products in the Field in the Territory in either case to Research, Develop, Manufacture, use, sell, offer for sale, have sold, distribute, import, export and otherwise Commercialize Licensed Products in the Field in the Territory. The “DDU FTO Patents” mean any Patents that: (A) are not Patents within the CRT Background IP; (B) cover the composition of matter of, manufacturing processes (including intermediates) or formulations of, or methods of using Licensed Products; (C) are Controlled by CRT or its Affiliates as of the Effective Date or during the Term; and (D) claim inventions that are conceived or made by or on behalf of individuals that are employed or affiliated with the CRUK Drug Discovery Unit at Manchester. For sake of clarity and avoidance of doubt, in order for a Patent to be a DDU FTO Patent all of (A)-(D) (inclusive) must be satisfied.

2.5 No Additional Licenses. Except as expressly provided in this Agreement, nothing in this Agreement grants either Party any right, title or interest in and to the intellectual property rights of the other Party, including any other Patents or Know-How (expressly, by implication or by estoppel). If Ideaya fails to validly exercise the Option within the Option Period for any reason including termination or expiry of this Agreement, then, pursuant to Article 10, Ideaya shall have no further rights in respect of CRT Background IP, and CRT shall be free to deal with and dispose of the CRT Background IP in such manner as it may in its discretion decide, subject to the surviving terms and conditions of this Agreement.

2.6 Sublicensing and Retained Rights.

(a) Sublicensing. The licenses granted to Ideaya in Section 2.4 will be freely sublicensable by Ideaya through multiple tiers. Ideaya shall remain responsible for each permitted Sublicensee’s compliance with the applicable terms and conditions of this Agreement and shall comply with the following conditions for sublicensing:

(i) the Sublicensee has the same obligations to the Licensee as are commensurate with those which Ideaya has to CRT under this Agreement, except where it is not legally possible to include such obligations in the sublicense; and

(ii) promptly following the grant of each sublicense, Ideaya shall provide a [***] copy of the sublicense to CRT.

(b) Retained Rights. CRT retains the right to use the exclusively licensed CRT Background IP and is hereby granted the non-exclusive right under the Project IP and the Joint Invention Patents to use in either case solely for academic, non-commercial research and teaching purposes. CRT may sublicense such retained right to any academic and not-for-profit institutions, subject to establishing, in any agreement with such academic and not-for-profit institution, a restriction to pursue only academic, non-commercial research and teaching and to establishing confidentiality, non-use and intellectual property protections at least as protective of Ideaya as those in this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

3.	COMPENSATION

3.1 Option Fee and License Fee.

(a) Option Fee. In consideration of the exclusive option granted to Ideaya, Ideaya shall pay CRT an option fee of One Hundred Thousand Pounds (£100,000) within [***] days after the Effective Date.

(b) License Fees. If Ideaya exercises the Option, then Ideaya shall pay CRT a license fee of Four Hundred Thousand Pounds (£400,000) within [***] days of notifying CRT in writing of such exercise. If Ideaya does not exercise the Option, then Ideaya will not owe Institute any payments under this Section 3.1(b).

(c) No Research Support. Ideaya will not be obligated to pay Manchester or CRT any support for the research conducted by Institute under this Agreement.

3.2 Milestone Payments and Sublicense Revenue.

(a) Development and Commercial Milestones. If Ideaya exercises the Option, then, subject to Section 3.2(b) and Section 3.2(c), Ideaya shall make the following milestone payments set forth below to CRT after the achievement of each indicated event by Ideaya (or any of its Affiliates, licensees or Sublicensees). If Ideaya does not exercise the Option, then Ideaya will not owe Institute any payments under this Section 3.2(a).

Event	Milestone Payment
(i) [***]	£[***]
(ii) [***]	£[***]
(iii) [***]	£[***]
(iv) [***]	£[***]
(v) [***]	£[***]
(vi) [***]	£[***]
(vii) [***]	£[***]
(viii) [***]	£[***]
(ix) [***]	£[***]
(x) [***]	£[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b) Milestone Payment Conditions. Each milestone payment set forth in Section 3.2(a) shall be paid up to [***] times per Indication, whether the Indication is for the same Licensed Product as has been granted Regulatory Approval but for a different Indication or for a different Licensed Product, as follows: (i) one hundred percent (100%) of the amount in Section 3.2(a) for the [***] achievement of an event for a given Indication; and (ii) [***] percent ([***]%) of the amount in Section 3.2(a) for the [***] achievement of an event for the same Indication. For example (and not as a limitation), if [***].

(c) Milestone Payment Process. Ideaya shall notify CRT within [***] days after the achievement of each milestone event described in Sections 3.2(a). CRT shall invoice Ideaya for the amount associated with the applicable milestone event, and Ideaya shall pay CRT the applicable amount within [***] days of receipt of the undisputed invoice. Any disputes regarding an invoice shall be resolved by the Parties promptly and in good faith.

(d) Ideaya Sublicense Revenue. If Ideaya exercises the Option, Ideaya will pay to CRT the following percentage (based on the time when the sublicense was granted) of Sublicense Revenue within [***] days after Ideaya receives such Sublicense Revenue. If Ideaya does not exercise the Option, then Ideaya will not owe Institute any payments under this Section 3.2(d).

Time When Sublicense is Granted	Percent of Sublicense Revenue Owed
[***]	[***]%
[***]	[***]%

(e) CRT Sublicense Revenue. If this Agreement expires under Section 10.1(a) because Ideaya did not exercise its Option, or if Institute terminates this Agreement pursuant to Section 10.2 (a) (and not 10.2 (b) or 10.2 (c), then CRT will pay to Ideaya the following percentage (based on the time when the sublicense was granted) of Sublicense Revenue within [***] days after CRT receives such Sublicense Revenue. If this Agreement does not expire under Section 10.1(a) because Ideaya did not exercise its Option, or if Institute does not terminates this Agreement pursuant to Section 10.2, then CRT will not owe Ideaya any payments under this Section 3.2(e).

Time When Sublicense is Granted	Percent of Sublicense Revenue Owed
[***]	[***]%
[***]	[***]%

3.3 Royalty Payments to CRT for Net Sales of Licensed Products. If Ideaya exercises the Option, then, subject to Section 3.4, Ideaya shall pay to CRT royalties based on the aggregate Net Sales of all Licensed Products in the Territory by or on behalf of Ideaya or its Affiliates and Sublicensees in a given Calendar Year during the Royalty Term, on an incremental basis as set forth below. For clarity, the royalty rates set forth in the table in this Section 3.3 are intended to be applied incrementally, with the specified royalty rate applying to the portion of Net Sales in the Territory in a given Calendar Year that fall within the range to which such royalty rate applies. If Ideaya does not exercise the Option, then Ideaya will not owe Institute any payments under this Section 3.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Royalty Rate for Licensed Products	Portion of Net Sales in the Territory in a Calendar Year
[***]%	< £[***]
[***]%	≥ £[***]

3.4 Royalty Reductions.

(a) Reduced Royalty Rate for Post-Project Ideaya Patents. If a Licensed Product is covered or claimed by a Valid Claim of the Post-Project Ideaya Patents, and not by any CRT Background IP, Joint Invention Patents or Ideaya Project IP, then the royalty-rate that Ideaya would owe to CRT pursuant to Section 3.3 for such Licensed Product will be reduced by [***] percent ([***]%).

(b) Third Party Royalties for Licensed Products in the Territory. If: (i) Ideaya has licensed rights from one or more Third Party(ies) that would be infringed but for the license if Ideaya did any of the following: Develop, Manufacture or Commercialize any Licensed Product; [***] then Ideaya may deduct from the royalties it would otherwise owe to CRT pursuant to Section 3.3 for such Licensed Product an amount equal to [***].

3.5 Royalty Term. CRT’s right to receive royalties under Section 3.3 will apply on a Licensed-Product-by-Licensed Product and country-by-country basis, beginning on the First Commercial Sale of such Licensed Product in such country and expiring upon the later to occur of the following: (a) expiration of the last Valid Claim covering or claiming the Licensed Product in such country; or (b) the tenth (10th) anniversary of such First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).

3.6 Quarterly Payments and Reports. All royalties due under Section 3.3 will be paid [***], on a country-by-country basis, within [***] days after the end of the relevant [***] for which royalties are due. Ideaya shall provide to CRT, within [***] days after the end of each [***], a report that summarizes the Net Sales of a Licensed Product during such [***]. Such reports will also include detailed information regarding the calculation of royalties due pursuant to Section 3.3, including allowable deductions in the calculation of Net Sales of Licensed Products on which royalties are paid.

3.7 Payment Method. All payments due under this Agreement to CRT will be made by bank wire transfer in immediately available funds to an account designated by CRT. All payments hereunder will be made in Pounds.

3.8 Taxes. Each party shall be responsible for taxes levied on any payments they are making to another Party under this Agreement.

3.9 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country will be placed in a local bank account on CRT’s behalf, unless otherwise mutually agreed in writing by the Parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

3.10 Sublicenses. Ideaya shall pay to CRT: (a) royalties on Net Sales made by its Sublicensees as if such Net Sales were those of Ideaya; and (b) milestone payments pursuant to Section 3.2 based on the achievement by such Sublicensee of any milestone event contemplated in such Section 3.2 as if such milestone event had been achieved by Ideaya.

3.11 Exchange Rates. Conversion of sales recorded in local currencies to Pounds for the purposes of reporting and paying royalties to CRT will be done for each [***] on the basis of the average exchange rate for the relevant currencies across the first business day of each month in the preceding [***].

3.12 Financial Records. Ideaya and its Affiliates shall keep (and Ideaya shall procure that its Sublicensees keep) such records as are required to determine, in a manner consistent with GAAP and this Agreement, Net Sales made on a country by country basis and the sums or credits due under this Agreement. All such books, records and accounts shall be retained by Ideaya until the later of: (a) [***] years after the end of the period to which such books, records and accounts pertain; and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law. Ideaya shall require its licensees and Sublicensees to provide to Ideaya a report detailing the Net Sales expenses and calculations incurred or made by such Sublicensee, which report will be made available to in connection with any audit conducted by CRT pursuant to Section 3.13.

3.13 Audits. CRT will have the right to have an independent certified public accountant, reasonably acceptable to Ideaya, to have access during normal business hours, and upon reasonable prior written notice, to examine only those records of Ideaya (and its Affiliates, licensees and Sublicensees) as may be reasonably necessary to determine, with respect to any Calendar Year ending not more than [***] years prior to Institute’s request, the correctness or completeness of any report or payment made under this Agreement. The foregoing right of review may be exercised only [***] and only once with respect to each such periodic report and payment. Results of any such examination will be: (a) limited to information relating to the Licensed Products; (b) made available to both Parties; and (c) subject to Article 9. CRT shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of Ideaya of more than [***] percent ([***]%) from the amount of the original report, royalty or payment calculation, in which case Ideaya will bear the full cost of the performance of such audit. The results of such audit will be final, absent manifest error.

3.14 Interest. Any undisputed payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of: (a) [***]; or (b) the maximum rate permitted by law, in each case calculated on the number of days such payment is delinquent, compounded annually.

3.15 Payments to or Reports by Affiliates. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party will be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

4.	COLLABORATION

4.1 Joint Research Committee.

(a) Membership of JRC. Within [***] days after the Effective Date, each Party shall appoint [***] representatives to a joint research committee (the “JRC”), one of which shall be that Party’s Liaison. Each Party may replace its appointed JRC representatives at any time upon prior written notice to the other Party. Each Party shall designate one (1) of its representatives as co-chairperson of the JRC. Each of the co-chairpersons shall be responsible, on an alternating basis, with the [***] co-chairperson having responsibility with respect to the initial meeting, for working with the Liaisons to schedule meetings, prepare and circulate an agenda in advance of each meeting, and to prepare and issue minutes of each meeting within [***] days thereafter. Any JRC member may add topics to the draft agenda.

(b) Responsibilities of the JRC. The JRC shall be responsible for the Parties interacting cooperatively on conducting the Research Plan. At its meetings, the JRC shall: (i) jointly outline a strategy for conducting the Research Plan; (ii) evaluate each Party’s progress in carrying out its obligations to conduct the Research Plan, and the data generated by each Party in conducting the Research Plan; (iii) discuss and resolve any issues related to the transfer of Transferred Technology; and (iv) perform any other activities specifically described in this Agreement.

(c) JRC Decision-Making. Each Party’s JRC representatives will collectively have a single vote, and the JRC will operate by unanimous consent of all JRC members present and in accordance with the principles set forth in Section 4.1. The JRC will not have any authority or jurisdiction to amend, modify, or waive compliance with this Agreement, any of which shall require mutual written agreement of the Parties. If a dispute arises between the Parties’ JRC representatives, the matter will be first referred to the Liaisons for resolution. If the Liaisons are unable to resolve the dispute, then the matter will be elevated to the Chief Executive Officer of Ideaya, the Director of the CRUK-MI on behalf of Manchester and the Director, Business development of CRT (or, in either case, a direct report of such individual). If these three (3) individuals are unable to resolve the dispute, then, subject to the last sentence of this Section 4.1(c), Ideaya will have the final decision, so long as such decision does not conflict with the terms of the Agreement. Notwithstanding anything to the contrary, no decision by Ideaya will: (i) require CRT or Manchester to breach any obligation or agreement that Institute may have with or to a Third Party prior to the Effective Date; (ii) require CRT or Manchester to perform any activities that are materially different or greater in scope than those provided for under the Agreement; or (iii) amend, modify, or waive CRT’s or Manchester’s compliance with, this Agreement, any of which shall require mutual written agreement of the Parties; or (iv) impose or increase any financial burden on CRT or Manchester (other than any financial obligations expressly set forth in this Agreement).

(d) Meetings of the JRC. During the Research Term, the JRC shall meet by audio or video teleconference twice a year, and once each Calendar Year in person (which in-person meeting shall be held on an alternating basis in the cities of Manchester, England and in San Francisco, California, U.S., or at an agreed to location at a reasonable mid-point location). The research teams will also have periodic research update calls as described in the Research Plan. With the consent of the representatives of each Party serving on the JRC, other representatives of each Party may attend meetings of the JRC as nonvoting observers (provided such representatives: (i) have contractual confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement; and (ii) are under intellectual property assignment obligations to such Party). Meetings of the JRC will be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in JRC meetings. The Parties shall use Reasonable Efforts to schedule meetings of the JRC at least [***] in advance. Upon the conclusion of the Research Term, the JRC will be discontinue

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

4.2 Liaisons.

(a) Appointment. Within [***] days after the Effective Date, each of the Parties shall appoint an individual to act the contact between the Parties to communicate with respect to matters under the Agreement and to assure a successful transfer of Transferred Technology (each, a “Liaison”). Each Party shall notify the other Party promptly in writing of the identity of, and contact information for, the notifying Party’s Liaison, and each Party may change its designated Liaison from time to time upon prior written notice to the other Party. Any Liaison may designate a substitute to perform temporarily the functions of that Liaison by written notice to the other Party.

(b) Responsibilities. The Liaisons will: (i) plan and coordinate cooperative efforts and internal and external communications; (ii) coordinate the transfer of Transferred Technology; (iii) be the point of first referral in all matters of conflict resolution; (iv) identify and bring disputes to the attention of the applicable Party in a timely manner; and (v) otherwise take responsibility for ensuring that relevant action items resulting from such Party interactions are appropriately carried out or otherwise addressed.

4.3 Independence. Subject to the terms of this Agreement, the activities and resources of each Party will be managed by such Party, acting independently and in its individual capacity. The relationship between Institute and Ideaya is that of independent contractors and neither Party will have the power to bind or obligate the other Party in any manner.

5.	RESEARCH, DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

5.1 Research, Development, and Commercialization.

(a) During the Research Term, each Party shall use Reasonable Efforts to perform its obligations under the Research Plan. Each Party shall bear all of its costs and expenses associated with performing its obligations under the Research Plan.

(b) If Ideaya exercises its Option, then, subject to Section 5.2 and Section 5.3, Ideaya shall have sole control and responsibility for: (i) all activities directed to the Research, Development and Commercialization of all Licensed Products; and (ii) the Manufacture, directly or with or through Third Parties, of Ideaya’s requirements of the Licensed Products. In such case, as between the Parties, Ideaya shall bear all costs and expenses associated with activities performed by Ideaya under this Agreement.

5.2 Diligence and Reporting.

(a) During the Research Term, Ideaya shall use Reasonable Efforts to: (i) Research a PARG Inhibitor; [***].

(b) If Ideaya exercises its Option, then Ideaya shall use Reasonable Efforts during the Term to: (i) Develop a Licensed Product for the treatment of a cancer Indication; [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

5.3 Institute Development Opportunity. If Ideaya exercises its Option, and Ideaya or any of its Affiliates intends to undertake a Phase I Clinical Trial of any Licensed Product, then Ideaya shall so notify Institute in writing. Within [***] days of Institute’s receipt of such notice, [***].

5.4 Standards of Conduct. Each Party shall perform, or shall ensure that its Affiliates, licensees, Sublicensees and Third Party contractors perform, all Research, Development, Manufacturing and Commercialization activities in a good scientific and ethical business manner and in compliance with the terms of this Agreement and all Applicable Law.

6.	REGULATORY

6.1 Ideaya’s Role. If Ideaya exercises the Option, then Ideaya shall have the sole right and responsibility for (and bear all costs and expenses associated with): (a) all regulatory activities regarding Licensed Products; (b) pharmacovigilance for such Licensed Product; and (c) conducting all pricing and reimbursement approval proceedings relating to each Licensed Product in the Territory.

6.2 Ownership of Regulatory Filings. Ideaya will own all regulatory filings for Licensed Products made after the Option Exercise Date. Ideaya shall prepare and draft all such filings (including any supplements or modifications thereto and including the preparation of any electronic submission of a Regulatory Approval Application) to Regulatory Authorities in each such country for such Licensed Product. CRT shall cooperate with Ideaya as reasonably necessary to file for and/or maintain any orphan designations and other regulatory exclusivities for Licensed Products in the Territory.

6.3 Recalls in the Territory. If Ideaya exercises the Option, then any decision to initiate a recall or withdrawal of a Licensed Product in the Territory shall be made by Ideaya. In the event of any such recall or withdrawal, Ideaya shall take any and all necessary action to implement such recall or withdrawal in accordance with Applicable Law. The costs of any such recall or withdrawal in the Territory shall be borne solely by Ideaya.

7.	TRANSFER OF KNOW-HOW

7.1 Transferred Technology. Within [***] days after the Effective Date, CRT shall provide to Ideaya all Transferred Technology existing as of the Effective Date. Additionally, within [***] days after the Option Exercise Date, Institute shall provide to Ideaya any additional Transferred Technology that CRT is aware of. Furthermore, Institute shall provide a reasonable amount of on-site advice or support in connection with the foregoing transfers, as requested in writing by Ideaya, and Ideaya shall reimburse Institute for reasonable travel costs incurred in connection therewith.

7.2 Know-How Assistance. During the first [***] after the Option Exercise Date, resources permitting and by prior arrangement with Manchester, Ideaya may consult with applicable Manchester employees having experience with Licensed Products, on a reasonable basis, [***]. All such consultations will occur at mutually agreeable times and places. Ideaya shall reimburse Manchester for any reasonable out-of-pocket costs or expenses (such as needed transportation and lodging costs, if requested by Ideaya) that Manchester incurs in connection with such consultations and that are pre-approved by Ideaya in writing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

8.	PATENT PROSECUTION AND ENFORCEMENT

8.1 Ownership.

(a) The inventorship of all Sole Inventions and Joint Inventions will be determined in accordance with the U.S. patent law.

(b) Each Party will own the entire right, title and interest in and to any and all of its Sole Inventions, and Patents claiming only such Sole Inventions invented by such Party (“Sole Invention Patents”). Ideaya and CRT will be joint owners in and to any and all Joint Inventions and Patents claiming such Joint Inventions (“Joint Invention Patents”). Subject to the licenses to Ideaya and other provisions of this Agreement, and the other terms and conditions of this Agreement, (i) Ideaya and CRT as joint owners will each have the right to exploit, to grant licenses under, to assign and to otherwise dispose of such Joint Inventions, without accounting or obligation to, or consent required from, the other Party and (ii) each Party grants to the other Party a nonexclusive, fully-paid, royalty-free, irrevocable, perpetual license (sublicensable through multiple tiers) under the Joint Invention Patents to make, use, sell, offer for sale and import inventions claimed in the Joint Invention Patents, except for those licensed to Ideaya on an exclusive basis pursuant to this Agreement.

(c) All employees, agents and contractors of each Party shall be bound by written obligation to assign any inventions and related intellectual property to the Party for whom they are employed or are providing services.

(d) The Parties acknowledge and agree that this Agreement will be deemed to be a “Joint Research Agreement” as defined under 35 U.S.C. 103(c), and that all Inventions are intended to have the benefit of the rights and protections conferred by the Cooperative Research and Enhancement Act of 2004 (the “CREATE Act”). In the event that a Party seeks to rely on the foregoing and to invoke the CREATE Act with respect to any Invention, such Party will give prior written notice to the other Party of its intent to invoke the CREATE Act and of each submission or disclosure such Party intends to make to the United States Patent and Trademark Office (the “USPTO”) pursuant to the CREATE Act, including: (i) any disclosure of the existence or contents of this Agreement to the USPTO, (ii) the disclosure of any “subject matter developed by the other Party” (as such term is used in the CREATE Act) in an information disclosure statement or otherwise, or (iii) the filing of any terminal disclaimer over the intellectual property of the other Party, it being agreed that no such submission, disclosure or filing shall be made by such Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except that no such consent shall be required to disclose to the USPTO, through an information disclosure statement or otherwise, any “subject matter developed by the other Party” that was previously published or included in a Patent Application by the other Party. The other Party will provide reasonable cooperation to such Party in connection with such Party’s efforts to invoke and rely on the CREATE Act.

8.2 Disclosure. Each Party shall submit a written report to the other Party, no less frequently than within [***] days after the end of each [***], describing any Joint Invention arising during the prior [***] in the course of the Agreement which it believes may be patentable or at such earlier time as may be necessary to preserve patentability of such invention. Manchester and CRT shall provide [***] to Ideaya such assistance and execute such documents as are reasonably necessary to permit the filing and prosecution of such patent application to be filed on such Joint Invention, or the issuance, maintenance, extension or assignment of any resulting Patent.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

8.3 Patent Prosecution and Maintenance; Abandonment.

(a) Prosecution and Maintenance.

(i) Filing, Prosecution and Maintenance Before Option Exercise. Subject to Section 8.3(a)(ii) and Section 8.3(a)(iii), after the Effective Date and before Ideaya’s exercise of the Option: (A) CRT shall at Ideaya’s sole cost be responsible for the preparation, filing, prosecution and maintenance (including the handling of any inter partes review, post grant review, ex parte reexamination, supplemental examination, opposition and similar proceedings) of all Patents that are included in the CRT Background IP (the “CRT Background Patents”), subject to Ideaya’s review and direction, and Ideaya shall reimburse CRT for any and all out-of-pocket costs and expenses within [***] days of an invoice issued by CRT; and (B) Ideaya shall be responsible for the preparation, filing, prosecution and maintenance (including the handling of any inter partes review, post grant review, ex parte reexamination, supplemental examination, opposition and similar proceedings) of all Patents covering or claiming Ideaya Project IP and/or any Joint Invention Patents (the “PARG Program Patents”), each of CRT and Ideaya, the “Prosecuting Party” with respect to the applicable Patents; provided that such responsibilities be carried out by external patent counsel selected by the Prosecuting Party, or by the Prosecuting Party’s internal patent counsel in conjunction with external patent counsel selected by the Prosecuting Party. The Prosecuting Party, or its external counsel, shall provide the other Party with a written update of the filing, prosecution and maintenance status for each of the CRT Background Patents and the PARG Program Patents on a [***] basis (as applicable), and the Prosecuting Party (or its external counsel) shall provide the other Party with drafts of proposed filings (including the initial application and an material correspondence related to such filing) to permit such other Party a reasonable opportunity for review and comment before such filings are due. The other Party shall provide any comments to the Prosecuting Party at least [***] Business Days prior to the original response deadlines that are required for such filing (without regard to applicable extensions). In the absence of a response from such other Party, the Prosecuting Party may submit such proposed filing in keeping with the terms of this Agreement. The Prosecuting Party shall also provide a copy all office actions and responses to office actions to the other Party.

(ii) Filing, Prosecution and Maintenance After Option Exercise. If Ideaya exercises the Option before the expiration of the Option Period, then: (A) the CRT Background Patents shall be included as part of the PARG Program Patents; and (B) Ideaya shall be responsible for, and have sole control over, the preparation, filing, prosecution and maintenance (including the handling of any inter partes review, post grant review, ex parte reexamination, supplemental examination, opposition and similar proceedings) of all PARG Program Patents pursuant to the procedures described in Section 8.3(a)(i). If Ideaya does not exercise the Option before the expiration of the Option Period, then, subject to Section 8.3(a)(iv), CRT shall after consulting with Ideaya be responsible for, and have sole control over, the preparation, filing, prosecution and maintenance (including the handling of any inter partes review, post grant review, ex parte reexamination, supplemental examination, opposition and similar proceedings) of all PARG Program Patents.

(iii) Abandonment by Ideaya. If Ideaya decides to discontinue the prosecution or maintenance of a Patent within the PARG Program Patents in any country, Ideaya shall provide CRT with notice of this decision at least [***] days prior to any pending lapse or abandonment thereof, and CRT will thereafter have the right to take over sole ownership and to assume responsibility for the filing, prosecution and maintenance of such Patent or patent application by so notifying Ideaya in writing. If CRT assumes such responsibility for such filing, prosecution and maintenance, then: (A) Ideaya shall cooperate as reasonably requested by CRT to facilitate control of such filing, prosecution and maintenance by CRT; and (B) such abandoned Patent will no longer be subject to the licenses in Section 2.4.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iv) Abandonment by Institute. If CRT decides to discontinue the prosecution or maintenance of a Patent within PARG Program Patents in any country, CRT shall provide Ideaya with notice of this decision at least [***] days prior to any pending lapse or abandonment thereof, and Ideaya will thereafter have the right to take over sole ownership and to assume responsibility for the filing, prosecution and maintenance of such Patent or patent application by so notifying CRT in writing. If Ideaya assumes such responsibility for such filing, prosecution and maintenance, then: (A) [***]; (B) CRT shall assist and shall cooperate as reasonably requested by Ideaya to facilitate control of such filing, prosecution and maintenance by Ideaya; and (C) and Ideaya will be subject to any payment obligations under Article 3 for Licensed Products covered by such abandoned Patent.

(b) Payment of Prosecution Costs.

(i) Ideaya Payment. Ideaya shall pay the expenses associated with the filing, prosecution (including any interferences, reissue proceedings, reexaminations and oppositions) and maintenance of any PARG Program Patents prosecuted by Ideaya or by CRT under Section 8.3(a)(i), (ii) and (iv).

(ii) Institute Payment. Institute shall pay the expenses associated with the filing, prosecution (including any interferences, reissue proceedings, reexaminations and oppositions) and maintenance of any PARG Program Patents prosecuted by CRT under Section 8.3(a) (iii).

8.4 Enforcement of Patent Rights and Know-How. If either Party becomes aware of a suspected infringement of any PARG Program Patents, or the misappropriation by a Third Party of any Know-How, through the development, manufacture or sale of a Licensed Product by a Third Party, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. If Ideaya exercises the Option before the expiration of the Option Period, then Ideaya will have the first right, but will not be obligated, to bring an infringement or misappropriation action against such Third Party at its own expense and by counsel of its own choice, and Institute will have the right to participate in such action, at its own expense and by counsel of its own choice. If Ideaya does not exercise the Option before the expiration of the Option Period, then Institute will have the first right, but will not be obligated, to bring an infringement or misappropriation action against such Third Party at its own expense and by counsel of its own choice, and Ideaya will have the right to participate in such action, at its own expense and by counsel of its own choice. If the Party with the first right to enforce fails to bring such an action prior to the earlier of: (a) [***] days following the Parties’ receipt of notice of alleged infringement or misappropriation; or (b) [***] days before the time limit, if any, set forth in the Applicable Law for the filing of such action, the other Party will have the right to bring and control any such action, at its own expense and by counsel of its own choice, and the Party with the first right to enforce will have the right to be represented in any such action, at its own expense and by counsel of its own choice. If a Party brings an infringement or misappropriation action pursuant to this Section 8.4, the other Party will reasonably assist the enforcing Party (at the enforcing Party’s expense) in such actions or proceedings if so requested, and such other Party will lend its name to such actions or proceedings if necessary under Applicable Law for the enforcing Party to bring such action. Neither Party will have the right to settle any patent infringement or misappropriation litigation under this Section 8.4 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld, delayed or conditioned. Except as otherwise agreed to by the Parties

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after pro rata reimbursement of any litigation expenses of Ideaya and Institute, will either be allocated to Ideaya and treated as [***] (if Ideaya is the Party bringing such litigation) or will be allocated to Institute and treated as [***] (if Institute is the Party bringing such litigation).

8.5 Data Exclusivity and Orange Book Listings. If Ideaya exercises the Option before the expiration of the Option Period, then Ideaya will have the sole right to seek, maintain and enforce all data exclusivity periods available for the Licensed Products (such as those periods listed in the FDA’s Orange Book and all international equivalents), and CRT shall reasonably cooperate with Ideaya in filing and maintaining such Orange Book (and international equivalent) listings. If Ideaya does not exercise the Option before the expiration of the Option Period, then CRT will have the sole right to seek, maintain and enforce all data exclusivity periods available for the Licensed Products (such as those periods listed in the FDA’s Orange Book and all international equivalents), and Ideaya shall reasonably cooperate with CRT in filing and maintaining such Orange Book (and international equivalent) listings

8.6 Patent Term Extension. If Ideaya exercises the Option before the expiration of the Option Period, CRT shall cooperate with any of Ideaya’s efforts to obtain patent term extension or supplemental protection certificates or their equivalents in any country with respect to Patents covering the Licensed Products. If Ideaya does not exercise the Option before the expiration of the Option Period, Ideaya shall cooperate with any of CRT’s efforts to obtain patent term extension or supplemental protection certificates or their equivalents in any country with respect to Patents covering the Licensed Products.

8.7 Defense of Third Party Claims. If a claim is brought by a Third Party that any Licensed Product under the Agreement infringes the intellectual property rights of such Third Party, each Party shall give prompt written notice to the other Party of such claim, and following such notification, the Parties shall confer on how to respond.

9.	CONFIDENTIALITY

9.1 Nondisclosure of Confidential Information. Subject to Section 9.2, all Information disclosed by any Party to the other Party pursuant to this Agreement shall be treated as “Confidential Information” of the disclosing Party for all purposes hereunder. The terms of this Agreement will be the Confidential Information of both Parties. The Parties agree that during the period from the Effective Date through the Term, and for a period of [***] years thereafter, a Party receiving Confidential Information of the other Party shall: (a) use Reasonable Efforts to maintain in confidence such Confidential Information (but not less than those efforts as such Party uses to maintain in confidence its own proprietary industrial information of similar kind and value) and not to disclose such Confidential Information to any Third Party without prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned), except for disclosures made in confidence to any Third Party under terms consistent with this Agreement; and (b) not use such other Party’s Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 9.1 will not create or imply any rights or licenses not expressly granted under Article 2, and it is also understood that, upon termination of this Agreement, a Party’s right to use the Confidential Information of the other Party will cease, except as expressly permitted under Section 10.4).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.2 Exceptions. The obligations in Section 9.1 will not apply with respect to any portion of the Confidential Information that the receiving Party can show by competent written proof:

(a) is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder;

(b) was known to the receiving Party or any of its Affiliates, without obligation to keep it confidential, prior to disclosure by the disclosing Party, as shown by Recipient’s files and records prior to the date of disclosure;

(c) is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without obligation to keep it confidential;

(d) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the receiving Party, and is not directly or indirectly supplied by the receiving Party in violation of this Agreement; or

(e) has been independently developed by employees or contractors of the receiving Party or any of its Affiliates without the aid, application or use of the disclosing Party’s Confidential Information.

9.3 Authorized Disclosure. A Party may disclose the Confidential Information disclosed by another Party to the extent such disclosure is reasonably necessary in the following instances; provided that notice of any such disclosure will be sent as soon as practicable to the other Party:

(a) during the Term, when filing or prosecuting Patents covering Sole Inventions, Joint Inventions or Licensed Products, in each case pursuant to activities under this Agreement;

(b) during the Term, when making regulatory filings for Licensed Products;

(c) during the Term, when disclosed by Institute to any reviewers of the Institute’s grant funding, under conditions of confidentiality equivalent to those included in this Agreement;

(d) when prosecuting or defending litigation;

(e) when complying with applicable governmental laws and regulations or complying with the requirements of the national securities exchanges or other stock markets on which such Party’s securities are traded; and

(f) when disclosing to a receiving Party’s Affiliates; potential or actual collaborators, partners, and licensees (including potential co-marketing and co-promotion contractors); potential or actual investment bankers, acquirers, lenders or investors; employees; consultants; and agents, each of whom, prior to disclosure, must be bound by similar obligations of confidentiality and non-use as set forth in this Article 9. For clarity, a confidentiality and non-use period of [***] years will be sufficient.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.4 Termination of Prior Agreements. As of the Effective Date, this Agreement terminates the confidential disclosure agreement that is between Institute and Ideaya and that is effective as of [***] (such confidential disclosure agreement, as may be amended, the “Prior CDA”). All confidential information exchanged between the Parties with respect to Licensed Products under the Prior CDA will be deemed Confidential Information and will be subject to the terms of this Article 9. Publicity. Any publication, news release or other public announcement relating to the execution of this Agreement will first be reviewed and approved by both Parties; and CRT will delay any announcement to enable any securities filing that is required by Applicable Law, including disclosures required by the U.S. Securities and Exchange Commission, or made pursuant to the requirements of the national securities exchange or other stock market on which such Ideaya’s securities are traded, pursuant to Section 9.6.

9.5 Securities Filings. If a Party is required by Applicable Law to make a securities filing relating to the execution of this Agreement with the appropriate governmental authorities (including the U.S. Securities and Exchange Commission, and any securities exchange on which securities of such Party are listed), then the Party under such requirement shall prepare a draft of such securities filing for review and comment by the other Party. If such securities filing includes the disclosure of this Agreement and its terms, the Party under such disclosure obligation shall include a confidential treatment request and a proposed redacted version of this Agreement as part of such draft. Such draft securities filing will, where practicable, be provided to the other Party reasonably in advance of the deadline for such securities filing, and the other Party agrees to promptly (and in any event, no less than [***] days (or such shorter time to meet any filing deadline where it was not practical to provide the other Party with [***] days’ notice) after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the timelines proscribed by the regulations of applicable governmental authorities or securities exchange. The Party seeking such disclosure shall use Reasonable Efforts to obtain confidential treatment of this Agreement from the applicable governmental authority or securities exchange as represented by the redacted version reviewed by the other Party.

9.6 Publications. Subject to Section 9.3 and Section 9.6 (for securities filings), each Party shall permit the other Party to review any proposed disclosure that contains Confidential Information of the other Party and that would or may constitute an oral, written or electronic public disclosure if made (including the full content of proposed abstracts, manuscripts or presentations) relating to Licensed Products or which otherwise may contain Confidential Information, at least [***] days prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given an additional [***] day period to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand and agree that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Liaisons (or the Parties), as appropriate, will review such requests and recommend subsequent action. Subject to Section 9.3 and Section 9.6 (for securities filings), neither Party will have the right to publish or present Confidential Information of the other Party which is subject to Section 9.1. Nothing contained in this Section 9.7 will prohibit the inclusion of Confidential Information of the non-filing Party necessary for a patent application, provided the non-filing Party is given a reasonable opportunity to review the extent and necessity for its Confidential Information to be included prior to submission of such patent application related to the Agreement. Any disputes between the Parties regarding delaying a publication or presentation to permit the filing of a patent application will be referred to the JRC Decision Making process as described in Section 4.1(c). [***] within CRT Background IP, Ideaya Project IP and Joint Inventions will not be published or presented publicly, or disclosed to any outside party in any fashion, including under confidentiality, without the prior written approval of [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

10.	TERM AND TERMINATION

10.1 Term. This Agreement will become effective on the Effective Date and will remain in effect until: (a) the end of the Option Period (if Ideaya does not exercise its Option); or (b) the expiration of all payment obligations under Article 3 (if Ideaya exercises its Option), in either case unless earlier terminated in accordance with Section 10.2 or by mutual written agreement of the Parties (the “Term”). If Ideaya exercises its Option, then, upon the expiration of the Term with respect to a Licensed Product in a country, Ideaya will have a fully-paid, perpetual license under Section 2.4 to Research, Develop, Manufacture, use, sell, offer for sale, have sold, distribute, import, export and otherwise Commercialize Licensed Products in the Field in such country.

10.2 Termination Provisions.

(a) Termination for Uncured Material Breach. If a Party believes that another is in material breach of this Agreement (including any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party acting reasonably will identify the actions or conduct that such Party would consider as an acceptable cure of such breach. The allegedly breaching Party shall have thirty (30) days to cure such breach, except that, if the allegedly breaching Party disputes in good faith the existence of a material breach, the thirty (30) day cure period will be tolled until such time as the dispute is resolved by the Parties pursuant to Section 13.1. If the Party receiving notice of breach fails to cure such breach within the thirty (30) day period (as may be tolled by the foregoing sentence), then the Party originally delivering the notice may terminate this Agreement by providing at least thirty (30) days advance written notice to all other Parties including the allegedly breaching Party (the “Subsequent Termination Notice”).

(b) Insolvency. If a Party (the “Insolvent Party”): (i) becomes insolvent, or institutes or has instituted against it a petition for bankruptcy or is adjudicated bankrupt; (ii) executes a bill of sale, deed of trust, or a general assignment for the benefit of creditors; (iii) is dissolved; or (iv) a receiver is appointed for the benefit of its creditors, or a receiver is appointed on account of insolvency; then the Insolvent Party will immediately notify the other Parties in writing of such event, and such condition will be ground for termination of this Agreement under Section 10.2(a).

(c) Termination by Institute Regarding Tobacco Party. CRT and Manchester will have the right to terminate this Agreement by providing at least thirty (30) days advance written notice to Ideaya if Ideaya becomes an Affiliate of a Tobacco Party, or if any of Ideaya’s rights and obligations are transferred to a Tobacco Party, at the end of which period the termination will be effective.

10.3 Survival; Effect of Termination.

(a) In the event of termination of this Agreement, the following provisions of this Agreement will survive for the maximum period permitted under Applicable Law: Articles 1, 8, 9, 12 and 13; Sections 3.12, 10.1, 10.3, 10.4, and any Sections referenced within the foregoing Articles or Sections.

(b) In any event, termination of this Agreement will not: (i) relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination; (ii) preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement; or (iii) prejudice either Party’s right to obtain performance of any obligation.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

10.4 Licenses and Rights on Termination.

(a) Termination under Section 10.2 by Institute. If this Agreement expires under Section 10.1(a) because Ideaya did not exercise its Option, or if Institute terminates this Agreement pursuant to Section 10.2, then: (i) the licenses granted to Ideaya under Section 2.4 will terminate; and (ii) Ideaya shall, and hereby does, grant to Institute an exclusive, worldwide, Sublicense Revenue-bearing license (as described in Section 3.2(e)), with the right to grant sublicenses, under the Ideaya Project IP and under Ideaya’s interest in any Joint Invention Patents to Research, Develop, Manufacture, use, sell, offer for sale, have sold, distribute, import, export and otherwise Commercialize Licensed Products in the Field in the Territory. In circumstances where the license to CRT under this Section 10.4(a) arises, CRT may at any time require Ideaya Project IP to be [***].

(b) Termination under Section 10.2(a) by Ideaya. If Ideaya terminates this Agreement pursuant to Section 10.2(a) because CRT or Manchester is the breaching Party, then Ideaya’s licenses under Section 2.4(b) shall survive, and any amounts owed by Ideaya to CRT under Article 3 shall be reduced by [***] percent ([***]%). For avoidance of doubt, Article 3 will also survive in this circumstance.

11.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

11.1 Mutual Authority. Institute and Ideaya each represents and warrants to the other Party as of the Effective Date that: (a) it has the authority and right to enter into and perform this Agreement; (b) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights; and (c) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

11.2 Institute Representations and Warranties. CRT and Manchester respectively represent and warrant severally and not jointly to Ideaya that as at the Effective Date, as far as they are aware:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***]

(f) [***].

11.3 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through such Party’s Affiliates.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

12.	INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1 Indemnification by Ideaya. Subject to Section 12.2, Ideaya shall indemnify, defend and hold harmless Institute, its Affiliates, and their respective directors, employees and agents (“Institute Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, threatened damages, expenses or losses, including reasonable legal expenses and reasonable attorneys’ fees, (collectively, “Losses”) to the extent such Losses arise or result from: (a) the Development, Manufacture, use, handling, storage, sale or other Commercialization of Licensed Products by Ideaya or its Affiliates, agents or Sublicensees; or (b) negligence, gross negligence, willful misconduct or breach of this Agreement (including of any representation or warranty) by an Ideaya Indemnitee, except to the extent such Losses arise or result from the negligence, gross negligence, willful misconduct or breach of this Agreement by an Institute Indemnitee.

If Ideaya exercises the Option, then Ideaya shall procure and maintain throughout the Term insurance from a reputable insurer in respect of all risks that it would be prudent to insurer against in respect of its potential liability and for an amount that is reasonably sufficient to cover Ideaya’s potential liability, under this Section 12.1 and provide a copy of the insurance policy and evidence of the premium paid upon receipt of written request by CRT from time to time.

12.2 Conditions to Indemnification, Defense and Hold Harmless Obligations. As used herein, “Indemnitee” will mean a Party entitled to rights under the terms of Section 12.1. As conditions precedent to each Indemnitee’s right to seek indemnification, holding harmless or defense under Section 12.1 is that such Indemnitee shall:

(a) inform the indemnifying Party under Section 12.1 of a Loss as soon as reasonably practicable after it receives notice of the Loss;

(b) if the indemnifying Party acknowledges that such Loss falls within the scope of its obligations hereunder, permit the indemnifying Party to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Loss (including the right to settle the claim solely for monetary consideration); on the condition that the indemnifying Party will seek the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of any such Indemnitee as to any settlement which would: (i) materially diminish or materially adversely affect the scope, exclusivity or duration of any Patents licensed under this Agreement; (ii) require any payment by such Indemnitee; (iii) require an admission of legal wrongdoing in any way on the part of an Indemnitee; or (iv) amend this Agreement; and

(c) fully cooperate (including providing access to and copies of pertinent records and making available for testimony relevant individuals subject to its control) as reasonably requested by, and at the expense of, the indemnifying Party in the defense of the Loss.

If an Indemnitee has complied with all of the conditions described in Sections 12.2(a) – (c), as applicable, the indemnifying Party shall supply attorneys reasonably acceptable to the Indemnitee at the indemnifying Party’s cost to defend against any such Loss. Subject to the foregoing, an Indemnitee may participate in any proceedings involving such Loss using attorneys of the Indemnitee’s choice and at the Indemnitee’s expense. In no event may an Indemnitee settle or compromise any Loss for which the Indemnitee intends to seek indemnification from the indemnifying Party hereunder without the prior written consent of the indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned), or the indemnification under Section 12.1 as to such Loss will be null and void.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

12.3 Limitation of Liability. EXCEPT FOR A PARTY’S OBLIGATIONS UNDER SECTIONS 12.1, AND EXCEPT FOR BREACH OF ARTICLE 9, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFIT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THE AGREEMENT.

Provided that nothing in this Agreement shall be construed as excluding or limiting the liability of any Person for any liability which cannot be limited or excluded by Applicable Law, and without prejudice to CRT’s obligation to make payments to Ideaya pursuant to Section 3.2(e), in no event shall the liability of CRT or Manchester in aggregate under this Agreement exceed [***] Pounds (£[***]) in aggregate for any and all claims, on the condition that, for any liability amounts of CRT or Manchester in excess of [***] Pounds (£[***]) (“Excess Liability Amounts”), [***].

13.	MISCELLANEOUS

13.1 Dispute Resolution.

(a) Except for any dispute described in Section 13.3 (which shall be handled exclusively in accordance with Section 13.3), if any dispute, controversy or claim arises out of, relates to or connects with any provision of the Agreement (each, a “Disputed Matter”), the Parties shall try to settle the Disputed Matter using informal dispute resolution via the JRC, and by referring the Disputed Matter to the Party’s respective Executive Officers. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and, within [***] days after such notice, such Executive Officers shall meet for attempted resolution by good faith negotiations. If such Executive Officers are unable to resolve such Disputed Matter within [***] days after their first meeting for such negotiations, the Parties shall resolve their dispute using binding arbitration under Section 13.1(b).

(b) If the Parties are unable to resolve a Disputed Matter using the process described in Section 13.1(a), then a Party seeking further resolution of the Disputed Matter shall submit the Disputed Matter to resolution by final and binding arbitration administered by the [***] in accordance with its arbitration rules, (the “Rules”), except as otherwise provided herein and applying the substantive law specified in Section 13.2. Whenever a Party decides to institute arbitration proceedings, it shall give written notice to that effect to the other Party, and the place of arbitration will be in London, England. The arbitration will be conducted by a panel of three (3) arbitrators, who will be appointed as follows: each Party will appoint a single arbitrator, and the two (2) arbitrators will agree on a third (3rd) arbitrator who will act as the chair of the arbitral tribunal, within [***] days after their appointment. If the two (2) arbitrators are unable to agree on the third (3rd) arbitrator within such [***] days, then the third (3rd) arbitrator will be appointed by the [***] in accordance with the Rules. Each arbitrator must be in business/practicing in his field and have business or legal experience in the biotechnology or pharmaceutical industry of not less than ten years. The arbitrators will not have the power to award damages excluded pursuant to Section 12.4, and any arbitral award that purports to award such damages is expressly prohibited and void ab initio. Decisions of the arbitrators

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

that conform to the terms of this Section 13.1(b) will be final and binding on the Parties, and judgment on the award so rendered may be entered in any court of competent jurisdiction. The losing Party, as determined by the arbitrators, shall pay all of the administrative costs and fees of the arbitration and the fees and costs of the arbitrator, and the arbitrators will be directed to provide for payment or reimbursement of such fees and costs by the losing Party. If the arbitrators determine that there is no losing Party, the Parties shall each bear or pay one-half (1/2) of those costs and fees and the arbitrator’s award will so provide. Notwithstanding the foregoing, each Party shall bear or pay its own attorneys’ fees, expert or witness fees, and any other fees and costs, and no such fees or costs will be shifted to the other Party. Except as may be required by Applicable Law, no Party (or its representative, witnesses or arbitrators) may disclose the existence, content or result of any arbitration under this Agreement without the prior written consent of both Parties, except that no such consent will be required to enter and enforce the judgment in court.

13.2 Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with the Agreement or the performance, enforcement, breach or termination of the Agreement and any remedies relating thereto, will be governed by and construed under English law, to the exclusion of the UN Convention on Contracts for the International Sale of Goods, except as described in Section 8.1(a).

13.3 Patents and Trademarks; Equitable Relief.

(a) Any dispute, controversy or claim arising out of, relating to or in connection with: (i) the scope, validity, enforceability or infringement of any Patent rights; or (ii) any trademark rights related to any Licensed Product, shall in each case be submitted to a court of competent jurisdiction in the territory in which such Patent or trademark rights were granted or arose.

(b) Any dispute, controversy or claim arising out of, relating to or in connection with the need to seek preliminary or injunctive measures or other equitable relief (e.g., in the event of a potential or actual breach of the confidentiality and non-use provisions in Article 9) need not be resolved through the procedure described in Section 13.1 but may be immediately brought in a court of competent jurisdiction.

13.4 Entire Agreement. This Agreement, together with the Exhibits attached hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.

13.5 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to Institute or Ideaya from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

13.6 Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure, and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “Force Majeure” will include conditions beyond the control of the Parties, including an act of God, acts of terrorism, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

13.7 Notices. Any notices given under this Agreement shall be in writing, addressed to the Parties at the following addresses, and delivered by person, by facsimile (with receipt confirmation), by email (with confirmation by an email sent to the sender or by a notice delivered by another method in accordance with this Section 13.7, except that automated replies and “read receipts” shall not be considered confirmation of receipt), or by FedEx or other reputable courier service. Any such notice will be deemed to have been given: (a) as of the day of personal delivery; (b) one (1) day after the date sent by confirmed facsimile or confirmed email; or (c) on the day of successful delivery to the other Party confirmed by the courier service. Unless otherwise specified in writing, the mailing addresses of the Parties will be as described below.

For Institute:	Cancer Research Technology Ltd. Angel Building, 407 St John Street London EC1V 4AD, England Facsimile No./Email: [***] Attention: Director of Business Management

The University of Manchester Oxford Road Manchester M13 9PL, England Facsimile No./Email: [***] Attention: Director of Research & Business Engagement Support Services

For Ideaya:	Ideaya Biosciences, Inc. 280 Utah Avenue, Suite 250 South San Francisco CA 94080 U.S. Email: [***] Attention: CEO

with a copy to (which will not constitute notice):

Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Facsimile No.: [***] Attention: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

13.8 Maintenance of Records Required by Law or Regulation. Each Party shall keep and maintain all records required by Applicable Law with respect to Licensed Products and shall make copies of such records available to the other Party upon request.

13.9 Assignment. No Party may assign or transfer this Agreement without the prior written consent of the other Parties (such consent not to be unreasonably withheld, delayed or conditioned), except a Party may make such an assignment without the other Party’s consent to an Affiliate or to a Third Party successor (other than a Tobacco Party) to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment will be binding on the successors of the assigning Party.

13.10 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or reasonably appropriate to carry out the purposes and intent of this Agreement.

13.11 Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable provision such that the objectives contemplated by the Parties when entering this Agreement will be realized.

13.12 Amendments; Waiver. No amendments or waivers of the terms and conditions of this Agreement will be binding upon either Party unless in writing, signed by the Parties and specifying the provision of this Agreement that is amended or waived. No waiver by either Party of any breach of this Agreement by the other Party will be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

13.13 Construction of this Agreement. Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense. When used in this Agreement, “including” means “including without limitation”. References to either Party include the successors and permitted assigns of that Party. The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The Recitals and the Exhibits are incorporated by reference into this Agreement. The Parties have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement will be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof. If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement will govern. The official text of this Agreement and any Exhibits hereto, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, will be in English. If any dispute arises concerning the construction or meaning of this Agreement, then reference will be made to this Agreement solely as written in English and not to any translation into any other language. References to a Sublicensee and sublicensing shall be deemed to include Sublicensees and sublicensing at all tiers unless expressly stated otherwise.

13.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF, each of which will be binding when sent

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

13.15 Joint & Several Liability. Any liability of the Institute under this Agreement shall be several, and, as between CRT and Manchester, neither CRT nor Manchester shall have any liability for any breach or act or omission of the other Party under or in relation to this Agreement or its subject matter.

Signature page follows.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have signed this Agreement by their authorized representatives as of the date below. The Parties acknowledge that the signature date may not be the Effective Date.

CANCER RESEARCH TECHNOLOGY LTD.	IDEAYA BIOSCIENCES, INC.

By:	/s/ [***]	By:	/s/ [***]

Title: Director, Business Management	Title:	[***]
Date: April 28, 2017	Date:	April 28, 2017

THE UNIVERSITY OF MANCHESTER

By:	/s/ [***]

Title: Director of Research and Business Engagement Support Services
Date: 28/4/17

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Institute Background IP

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Research Plan

Bringing to the Collaboration

IDEAYA

•	[***]

Manchester DDU

•	[***]

Research Plan

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Ideaya Diligence Report

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.